                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Summit Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ------------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:

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  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

  ------------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:

  ------------------------------------------------------------------------------

  5) Total fee paid:

  ------------------------------------------------------------------------------

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  ------------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

  ------------------------------------------------------------------------------

  3) Filing Party:

  ------------------------------------------------------------------------------


  4) Date Filed:

(SUMMIT PROPERTIES LOGO)



     March 15, 1999


     Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Summit Properties Inc. to be held on Tuesday, May 11, 1999 at 1:00 p.m. at First Union National Bank, 12th Floor Auditorium, 301 South Tryon Street, Charlotte, North Carolina. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting we will review Summit's operations, report on 1998 financial results and discuss Summit's plans for the future. Our directors and management team will be available to answer any questions you may have from the floor.


     Your vote is important to us. We hope that you will take the time to complete, sign and return the enclosed proxy card in the return envelope provided. Summit relies upon its stockholders to promptly complete, sign and return the cards in order to minimize costs relating to proxy solicitation. If you attend the meeting, as we hope you do, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person from the floor.


     Thank you for your continued support of and interest in Summit.


     Sincerely,

     Summit Properties Inc.


     /s/ William F. Paulsen
     William F. Paulsen
     Chief Executive Officer

                            SUMMIT PROPERTIES INC.
                       212 SOUTH TRYON STREET, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 1999

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Summit Properties Inc. (the "Company") will be held Tuesday, May 11, 1999 at 1:00 p.m. at Two First Union Center, 301 South Tryon Street, 12th Floor, Charlotte, North Carolina for the following purposes:

       1. To elect two directors of the Company to serve until the 2002 annual meeting of stockholders and until their respective successors are duly elected and qualified.

       2. To consider and act upon a proposal to approve the Company's amended and restated 1994 Stock Option and Incentive Plan (the "1994 Stock Plan"). The full text of the amended and restated 1994 Stock Plan is attached to the Company's 1999 Proxy Statement as Exhibit A thereto. The key features of the amended and restated 1994 Stock Plan are highlighted below. The amended and restated 1994 Stock Plan:

      o increases the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 3,000,000 shares;

      o authorizes the grant of the following additional types of awards: dividend equivalent rights, deferred stock awards, performance share awards and discretionary non-qualified stock options to non-employee directors;

      o prohibits the repricing of outstanding stock options;

      o fixes the maximum term for exercising a non-qualified stock option at 10 years after the grant date; and

      o limits the aggregate amount of shares available for grants of certain stock awards to 500,000 of the additional 2,000,000 shares of common stock issuable under the 1994 Stock Plan.

       3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 1, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.


     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                           By Order of the Board of Directors


                                            /s/ Michael G. Malone
                                           Michael G. Malone, Esq.
                                           Secretary
Charlotte, North Carolina
March 15, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            SUMMIT PROPERTIES INC.
                            212 SOUTH TRYON STREET
                                   SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281


                             --------------------
                                PROXY STATEMENT
                             --------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS


                          TO BE HELD ON MAY 11, 1999
                                                                 MARCH 15, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Properties Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of two directors of the Company and the amendment and restatement of the 1994 Stock Option and Incentive Plan (the "1994 Stock Plan"), and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 15, 1999. The Board of Directors has fixed the close of business on March 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per s hare (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 28,444,222 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of a plurality of votes cast at a meeting at which a quorum is present is sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors. The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is sufficient for the approval of the amendment and restatement of the 1994 Stock Plan. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of the approval of the amendment and restatement of the 1994 Stock Plan. Notwithstanding this approval requirement, the vote on the amendment and restatement of the 1994 Stock Plan will not be effective unless, in accordance with the rules of the New York Stock Exchange (the "NYSE"), a majority of the shares of Common Stock entitled to vote with respect to the amendment and restatement of the 1994 Stock Plan cast a vote on such proposal and a majority of the votes so cast are voted for the approval of the amendment and restatement of the 1994 Stock Plan. For this purpose, abstentions will count as votes cast and broker non-votes will not count as votes cast. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED PRIOR TO SUCH TIME AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR THE BOARD OF DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE APPROVAL OF THE 1994 STOCK PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY AT THE FOLLOWING ADDRESS: 212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281, ATTN: MICHAEL G. MALONE.


                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven members. At the Annual Meeting, two Class II directors will be elected to serve until the 2002 annual meeting of stockholders or until their successors are duly elected and qualified. John Crosland, Jr. has declined to be nominated for re-election as a director. The Board of Directors has nominated Nelson Schwab III and Steven R. LeBlanc (the "Nominees") for election as Class II directors at the Annual Meeting. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters -- Stockholder Proposals" for a summary of these requirements.


RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THEIR NOMINEES, NELSON SCHWAB, III AND STEVEN R. LEBLANC.


INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS
     The following table and biographical descriptions set forth certain information with respect to the two Nominees for re-election as Class II directors at the Annual Meeting, the director whose term expires at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2000 and 2001 and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. There is no family relationship between any director or executive officer of the Company. The following information is as of December 31, 1998, unless otherwise specified.



                                                                       Number of Shares       Percent of
                                                         Director          and Units          All Shares
Name                                             Age       Since      Beneficially Owned     and Units(1)
---------------------------------------------   -----   ----------   --------------------   -------------
Class II Nominees for Election at 1999 Annual
Meeting
(Term to Expire in 2002)
----------------------------------------------
 Nelson Schwab III ..........................    54       1994           31,000 (2)            *
 Steven R. LeBlanc ..........................    41       1998           94,512 (3)            *
Class II Director
(Term to Expire at 1999 Annual Meeting)
----------------------------------------------
 John Crosland, Jr. .........................    70       1995          1,163,843 (4)       3.60%
Class III Continuing Directors
(Term to Expire in 2000)
----------------------------------------------
 William B. McGuire, Jr .....................    54       1994           920,873 (5)        2.86%
 William F. Paulsen .........................    52       1994           964,477 (6)        2.99%
Class I Continuing Directors
(Term to Expire in 2001)
----------------------------------------------
 James H. Hance, Jr .........................    54       1994           17,994 (7)            *
 Henry H. Fishkind ..........................    49       1994           22,645 (2)            *

----------
  * Less than one percent

(1) Assumes that all units of limited partnership interest ("Units") of Summit Properties Partnership, L.P., a Delaware limited partnership and the Company's principal operating subsidiary (the "Operating Partnership"), held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

(2) The indicated ownership includes 11,000 shares of Common Stock subject to stock options exercisable within 60 days.

(3) The indicated ownership includes 35,000 shares of Common Stock subject to stock options exercisable within 60 days.

(4) The indicated ownership includes 8,000 shares of Common Stock subject to stock options exercisable within 60 days. The indicated ownership also includes (a) 307,311 Units owned by JMJ Associates Limited Partnership, a limited partnership in which Mr. Crosland owns an equity interest and indirectly serves as the general partner, (b) 387,646 Units owned by The Crosland Group, Inc., a corporation in which Mr. Crosland owns an equity interest (the "Crosland Group"), (c) 51,101 Units owned by Crosland-Erwin & Associates, No. VI, a general partnership in which the Crosland Group owns an equity interest, (d) 108,554 Units, 86,125 Units and 91,162 Units owned by Westbury Place Associates, Westbury Woods Associates and Westbury Park Associates, respectively, each a limited partnership with respect to which Mr. Crosland serves as co-general partner, (e) 2,381 Units owned by Crosland Investors, Inc., a corporation in which

    Mr. Crosland owns an equity interest and (f) 11,566 shares owned by the John Crosland, Sr. Trust, a trust with respect to which Mr. Crosland serves as co-trustee, as to all of which Mr. Crosland disclaims beneficial interest. Mr. Crosland owns 106,877 Units directly.

(5) The indicated ownership includes 620,313 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the Company's 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 579 shares of restricted stock awarded under the Company's 1994 Stock Option Plan that vest in two equal annual installments beginning in January 1999 and 156,984 shares of Common Stock owned by certain related family trusts and 35,280 shares of Common Stock owned by a related family foundation with respect to which shares of Common Stock Mr. McGuire disclaims beneficial ownership.

(6) The indicated ownership includes 596,045 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 1,157 shares of restricted stock awarded under the Company's 1994 Stock Plan that vest in two equal annual installments beginning January 1999 and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse, 97,476 shares of Common Stock owned by certain related family trusts and 50,000 shares of common stock owned by a related family foundation with respect to which shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

(7) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 11,000 shares of Common Stock subject to stock options exercisable within 60 days.


     NOMINEES FOR ELECTION AS DIRECTORS

     NELSON SCHWAB III. Mr. Schwab has been a director of the Company since 1994. He has been a Managing Director of Carousel Capital, a merchant banking firm based in Charlotte, North Carolina specializing in middle market acquisitions since 1996. Mr. Schwab served as Chairman and Chief Executive Officer of Paramount Parks from 1992 to 1995. Mr. Schwab is a Member of the Board of Directors of First Union National Bank, Silver Dollar City, Inc., Griffin Corporation, MJD Communications Inc., Critical Care Concepts, Simpson Performance Products and Burlington Industries. Mr. Schwab previously served as the Chairman of the Carolinas Partnership and the Charlotte Chamber of Commerce. Mr. Schwab is 54 years old.

     STEVEN R. LEBLANC. Mr. LeBlanc is the President, Chief Operating Officer and a director of the Company. Prior to joining the Company, Mr. LeBlanc served as President of Urban Growth Trust from 1987 to 1988 where he developed the company's strategic business plan, orchestrated the transition to REIT status and initiated over $200 million in acquisitions and developments. From 1992 to 1997, Mr. LeBlanc served in a number of senior management positions with the Security Capital Group where he implemented a fully integrated operating company strategy focused on long-term sustainable cash flow growth. While at these companies he was responsible for the acquisition and development of 11,000 apartment homes and the purchase of land for additional 10,000 apartment homes. From 1984 to 1992, Mr. LeBlanc was a partner with Lincoln Property Company where he was a member of the senior management team and was responsible for the management of 17,000 apartments as well as the firm's acquisition and development activities throughout Texas and the Northeast. Mr. LeBlanc is a member of the Board of Directors of the National Multifamily Council and a member of the Urban Land Institute. He has served on the Boards of Directors of the Rio Grand School, the Santa Fe Pro-Musica and the Austin Apartment Association. Mr. LeBlanc has taught various real estate courses at Austin Community College in Austin, Texas. Mr. LeBlanc is 41 years old.

     INCUMBENT DIRECTOR -- TERM EXPIRING IN 1999

     JOHN CROSLAND, JR. Mr. Crosland has been a director of the Company since 1995; however, Mr. Crosland has declined to be nominated for re-election as a director and his term will expire at the Annual Meeting. He has been Chairman and Chief Executive Officer of The Crosland Group, Inc., a fully diversified real estate development company, since 1971. Mr. Crosland is a member of the Board of Directors of First Union National Bank, Turnberry Homes and Crosland Patton Smith. He has been active in the home-building industry holding office at local, state and national levels. From 1977 to 1989 he served as Chairman of the North Carolina Housing Finance Agency. Among his diverse civic involvement, Mr. Crosland was a founder and first Chairman of Charlotte's Habitat for Humanity; currently serves on the Habitat for Humanity International Affiliates Advisory Committee; was 1996 Chairman of the Davidson College Board of Visitors and is a member of the Davidson Board of Trustees. Mr. Crosland was honored by the home building industry by being named 1985 Builder of the Year by PROFESSIONAL BUILDER MAGAZINE and has been inducted into both the National and North Carolina Housing Halls of Fame. Mr. Crosland is 70 years old.


     INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2000

     WILLIAM B. MCGUIRE, JR. Mr. McGuire has served as the Chairman of the Board of the Company since 1994. Prior to the formation of the Company, Mr. McGuire served as a senior partner of the predecessor to the Company and as a general partner of each of the partnerships which transferred multifamily apartment communities to the Company when it was formed. Mr. McGuire founded the predecessor to the Company in 1972. Mr. McGuire also founded McGuire Properties, Inc., a real estate brokerage firm, in 1972. He has been active in the following professional and community organizations: Residential, Multifamily and Urban Development Mixed Use Councils of the Urban Land Institute; Charlotte Advisory Board of NationsBank of North Carolina, N.A.; and The Charlotte City Club, serving on its Board of Governors as President. He was a Trustee of the North Carolina Nature Conservancy; a Founder and Director of Habitat for Humanity of Charlotte; and the Founder and President of The Neighborhood Medical Clinic. Mr. McGuire is 54 years old.

     WILLIAM F. PAULSEN. Mr. Paulsen is the Chief Executive Officer and a director of the Company. He has held this position since 1994. Prior to the formation of the Company, Mr. Paulsen was a senior partner and the Chief Executive Officer of the predecessor to the Company and a general partner of each of the partnerships which transferred Communities to the Company when it was formed. Mr. Paulsen joined the predecessor to the Company in 1981. He was selected as North Carolina Entrepreneur of the Year in 1990. In addition to his responsibilities with the Company, Mr. Paulsen is a full Member and Residential Council Member of the Urban Land Institute. He is a Member of the Board of Directors of The Beach Company, a real estate investment company specializing primarily in commercial and resort development in the southeastern United States and is a trustee of The Asheville School. Mr. Paulsen also served as a Vice President of the Charlotte Apartment Association. He is 52 years old.


     INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2001

     JAMES H. HANCE, JR. Mr. Hance has been a director of the Company since 1994. Mr. Hance is vice chairman and chief financial officer of Bank of America and is a member of such corporation's Policy Committee. He is also responsible for the Finance Group, comprising the finance, accounting and control functions, and for Treasury, including balance sheet management.

     Additionally, he also is responsible for Technology & Operations, which encompasses such corporation's operations and technology development functions; Investor Relations; the Legal department, and Management Services, which provides for such corporation's real estate needs. The global payment business, which provides depository and treasury services to customers worldwide, also reports to Mr. Hance.

     Mr. Hance, a certified public accountant, spent 17 years with the Price Waterhouse accounting firm in Philadelphia and Charlotte. For six years, he was a partner in the Charlotte office and served as the audit partner responsible for the firm's relationship with NCNB Corporation (predecessor to NationsBank and Bank of America). From August 1985 until December 1986, he was chairman and co-owner of Consolidation Coin Caterers Corp. in Charlotte. He joined NationsBank (predecessor to Bank of America) in March 1987.

     Mr. Hance is chairman of the board of trustees of Novant Health Services and is vice chairman of the board of trustees of Charlotte Country Day School. He also is a member of the board of directors of Caraustar Industries Inc., Family Dollar Stores Inc. and Lance Inc. Mr. Hance is a trustee of Washington University in St. Louis and is a member of Washington University's National Council for the John M. Olin School of Business. He is a member of the board of visitors of Duke University Fuqua School of Business, serves on the board of trustees of the North Carolina Blumenthal Performing Arts Center, and the board of directors of the Foundation for the Carolinas. In addition, he is the 1996 past chairman of the Charlotte Chamber of Commerce and a 1998 International Business Fellow. Mr. Hance is 54 years old.

     HENRY H. FISHKIND. Dr. Fishkind has been a director of the Company since 1994. He is the President of Fishkind & Associates, Inc., a private economic and financial consulting firm based in Orlando, Florida that he founded in 1987. Dr. Fishkind is a member of the Board of Directors of Engle Homes. Dr. Fishkind served on the Florida Governor's Economic Advisory Board from 1979 to 1981. He is 49 years old.


     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     MICHAEL L. SCHWARZ. Mr. Schwarz is an Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in 1994, Mr. Schwarz was a co-founder and spent five years as the Senior Vice President and Chief Financial Officer of Industrial Developments International, Inc., a developer of industrial real estate. He is a certified public accountant. Mr. Schwarz served as the Chairman of the Board of The Study Hall of Emmaus House, a non-profit educational facility serving inner-city youths and is active in Junior Achievement, Inc. Mr. Schwarz is 38 years old.

     WILLIAM B. HAMILTON. Mr. Hamilton is an Executive Vice President of the Company. Prior to joining the Company in December of 1996, Mr. Hamilton spent one year as a Senior Vice President with Insignia Management Group in Atlanta, Georgia where he was responsible for property and asset management for 50,000 multifamily apartments. For the four years immediately prior thereto, Mr. Hamilton was the President of NPI Property Management Corporation, where his management portfolio consisted of 31,000 multifamily apartments. Mr. Hamilton's experience in the property and asset management field for multifamily apartments has spanned more than 20 years. Mr. Hamilton has been designated a certified property manager by the Institute of Real Estate Management and a Certified Apartment Supervisor by the National Apartment Association. Mr. Hamilton is 50 years old.

     RAYMOND V. JONES. Mr. Jones served as Executive Vice President/Development and Construction of the Company since 1994; however, he terminated his employment with the Company on May 1, 1998.


THE BOARD OF DIRECTORS AND ITS COMMITTEES

     BOARD OF DIRECTORS. The Company is managed by a seven member Board of Directors, a majority of whom currently are independent of the Company's management. In 1998, the Board of Directors increased its size to seven members and elected Steven R. LeBlanc as a director. The Company's Board of Directors is divided into three classes, and the members of each class serve for staggered three year terms. The Board is composed of two Class I directors (Messrs. Hance and Fishkind), three Class II directors (Messrs. Crosland, LeBlanc and Schwab), and two Class III directors (Messrs. Paulsen and McGuire). The Class II directors are up for election at the Annual Meeting. Mr. Crosland has declined to be nominated for re-election to the Board of Directors. After the Annual Meeting, the Board of Directors expects that it will decrease its size to six members; however, the Board of Directors will commence a search for a candidate to be elected to the Board of Directors who is independent of the Company's management and, upon locating an acceptable candidate, will increase the size of the Board of Directors and elect such director. The terms of the Class III and I directors will expire upon the election and qualification of directors at the annual meetings of stockholders in 2000 and 2001, respectively. At each annual meeting of stockholders, directors will be reelected or elected for a full term of three years to succeed those directors whose terms are expiring. The Board of Directors met four times in regular meetings and once in a special meeting during 1998.

     AUDIT COMMITTEE. The Board has established an Audit Committee currently consisting of Henry H. Fishkind, James H. Hance, Jr., Nelson Schwab III and John Crosland, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met two times during 1998.

     COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The current members of the Compensation Committee are Henry H. Fishkind, James H. Hance, Jr., Nelson Schwab III and John Crosland, Jr. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's 1994 Stock Option Plan to the employee directors, management and other employees of the Company and its subsidiaries. The Compensation Committee met two times during 1998.

     As stated above, Mr. Crosland has declined a nomination for re-election to the Board of Directors. Accordingly, after the Annual Meeting, he will cease to be a member of the Audit Committee and the Compensation Committee. Notwithstanding the absence of Mr. Crosland, both the Audit Committee and the Compensation Committee will continue to be composed solely of directors independent from the Company's management. After the Annual Meeting, the Board of Directors will commence a search for a candidate to be elected to the Board of Directors who is independent of the Company's management and, upon locating an acceptable candidate will increase the size of the Board of Directors and elect such director. Upon election to the Board of Directors, such director will be invited to serve on the Audit Committee and Compensation Committee.

     The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

     During 1998, the Board of Directors convened four regular meetings and one special meeting. Each of the directors with the exception of Mr. Hance attended 100% of the total number of regular meetings of the Board of Directors and of the committees of the Board of which they were eligible to attend during 1998. Mr. Hance attended three of the four regular meetings of the Board of Directors, one of the two meetings of the Audit Committee, and 100% of the Compensation Committee meetings. Each of the directors with the exception of Mr. Crosland attended the one special meeting of the Board of Directors.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. Non-employee directors of the Company (the "Independent Directors") received an annual director's fee of $12,000 in 1998. Each Independent Director also receives $1,000 for each regular meeting of the Board of Directors attended, $1,000 for each special meeting of the Board of Directors attended, $250 for each committee meeting attended if held concurrently with a Board of Directors regular or special meeting and $500 for each committee meeting attended if not held concurrently with a Board of Directors regular or special meeting. Under the 1994 Stock Plan, following each annual meeting of stockholders, each Independent Director also receives a non-qualified option to purchase 2,000 shares of Common Stock at a price equal to the market price of the Common Stock on the date of grant.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and non-cash compensation awarded to the Chief Executive Officer, the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 1998 and an additional individual who held an executive officer position during 1998 but who was not serving as an executive officer following 1998, each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 1998 (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                       Compensation Awards
                                                            -----------------------------------------
                                              Annual                                       Long-Term
                                           Compensation        Restricted    Securities    Incentive
                                        -------------------      Stock       Underlying      Plan       All Other
                                          Salary    Bonus        Awards        Options     ("LTIP")    Compensation
Name and Principal Position       Year   ($) (1)      $            $             (#)      Payouts ($)    ($) (2)
-------------------------------- ------ --------- --------- --------------- ------------ ------------ -------------
William F. Paulsen ............. 1998    252,370   126,185       68,013(3)           0            --      5,000
  Chief Executive                1997    244,500   122,250       24,443(3)           0            --      4,750
  Officer                        1996    232,875         0      228,150(3)           0            --      4,750
Steven R. LeBlanc(4) ........... 1998    113,462    96,250            0        175,000            --          0
  President and Chief
  Operating Officer
Michael L. Schwarz ............. 1998    178,725   138,959            0              0            --      5,000
  Executive Vice President       1997    173,000    86,500      196,775(5)           0            --      4,750
  and Chief Financial            1996    155,250    38,812            0         30,000            --      4,750
  Officer
William B. Hamilton(6) ......... 1998    178,725    54,064            0              0            --      5,000
  Executive Vice President       1997    173,000    43,250      179,375(7)           0            --          0
  and President of Summit        1996     13,308         0            0              0            --          0
  Management Company
Raymond V. Jones ............... 1998     58,730   112,500            0              0            --      4,750
  Former Executive Vice          1997    173,000    86,000            0              0            --      4,750
  President/Development          1996    165,000    60,000      152,100(8)           0            --      4,620
  and Construction

----------
(1) Includes amounts deferred under the Company's 401(k) plan. Under the plan, employees generally are permitted to invest up to 17% of their salary on a pre-tax basis, subject to a statutory maximum.

(2) Amounts represent matching contributions made by the Company to the Named Executive Officer's account under the Company's 401(k) plan.

(3) Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Paulsen received an (a) award of 4,122 shares of restricted stock on January 13, 1999 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 2000 (the value of vested and unvested shares of such restricted stock as of December 31, 1998 was $71,104.50) and (b) award of 1,157 shares of restricted stock on January 1, 1998 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 1999 (the value of vested and unvested shares of such restricted stock as of December 31, 1998 was $19,958.25). Moreover, Mr. Paulsen received an award of 11,700 shares of restricted stock on January 12, 1996 under the 1994 Stock Plan that vests in five equal annual installments beginning in January 1996. The value of vested and unvested shares of such restricted stock as of December 31, 1998 was $201,825.00. Dividends will be paid on the shares of restricted stock.

(4) Mr. LeBlanc began employment on July 1, 1998.

(5) Mr. Schwarz received an award of 7,908 shares of restricted stock on January 2, 1997 under the 1994 Stock Plan that vests in four equal annual installments beginning in January 1998. The value of vested and unvested shares of such restricted stock as of December 31, 1998 was $136,413. Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Schwarz received an award of 1,126 shares of restricted stock on January 1, 1998 under the 1994 Stock Plan that vests in two equal annual installments beginning in January 1999. The value of vested and unvested shares of such restricted stock as of December 31, 1998 was $19,423.50. Dividends will be paid on the shares of restricted stock.

(6) Mr. Hamilton began employment on December 5, 1996.

(7) Mr. Hamilton received an award of 8,200 shares of restricted stock on January 2, 1997 under the 1994 Stock Plan that vests in four equal annual installments beginning in January 1998. The value of vested and unvested shares of such restricted stock as of December 31, 1998 was $141,450.00. Dividends will be paid on the shares of restricted stock.

(8) Mr. Jones received an award of 7,800 shares of restricted stock on January 12, 1996 under the 1994 Stock Plan that provided for vesting in five equal annual installments beginning in January 1996. Mr. Jones terminated his employment with the Company on May 1, 1998. Accordingly, the value of vested and unvested shares of his restricted stock as of December 31, 1998 was zero.

     OPTION GRANTS IN FISCAL YEAR 1998. The following table sets forth the options granted with respect to the fiscal year ended December 31, 1998 to the Company's Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                Potential Realizable
                                                                                                  Value At Assumed
                                                                                                  Annual Rates Of
                                                                                              Stock Price Appreciation
                                                     Individual Grants                            For Option Term
                                -----------------------------------------------------------   ------------------------
                                                    Percent of
                                                      Total
                                    Number of        Options
                                   Securities       Granted To
                                   Underlying       Employees     Exercise Of
                                     Options        In Fiscal     Base Price     Expiration
Name                               Granted (#)         Year         ($/Sh)          Date         5% ($)       10% ($)
-----------------------------   ----------------   -----------   ------------   -----------   -----------   ----------
William F. Paulsen ..........   0                      N/A           N/A            N/A          N/A           N/A
Steven R. LeBlanc ...........    175,000(1)            100       $ 19.125         7/1/08      2,104,832     5,334,057
Michael Schwarz .............   0                      N/A           N/A            N/A          N/A           N/A
William B. Hamilton .........   0                      N/A           N/A            N/A          N/A           N/A
Raymond V. Jones ............   0                      N/A           N/A            N/A          N/A           N/A

----------
(1) These options, of which 150,000 are non-qualified options and 25,000 are incentive stock options, vest in five equal annual installments beginning on July 1, 1998, the date of grant of such options.

     OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth the aggregated number of options to purchase shares of Common Stock exercised in 1998 and the value of options to purchase shares of Common Stock held on December 31, 1998 by the Company's Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                      FISCAL YEAR-END 1998 OPTION VALUES

                                                                                                Value of
                                                                  Number of Securities         Unexercised
                                                                 Underlying Unexercised       in-the-Money
                                    Shares                          Options at Fiscal       Options at Fiscal
                                 Acquired On                           Year-End(#)           Year-End($) (1)
                                   Exercise         Value             Exercisable/            Exercisable/
Name                                 (#)         Realized($)          Unexercisable           Unexercisable
-----------------------------   -------------   -------------   ------------------------   ------------------
William F. Paulsen ..........        0               0                 40,000/0                   0/0
Steven R. LeBlanc ...........        0               0              35,000/140,000                0/0
Michael L. Schwarz ..........        0               0               45,000/12,000             2160/1440
William B. Hamilton .........        0               0                    0/0                     0/0
Raymond V. Jones ............      18,000            0                    0/0                     0/0

----------
(1) Based on a closing price of $17.25 per share of Common Stock on December 31, 1998, the last 1998 trading day for the Company's Common Stock.

     LONG-TERM INCENTIVE PLANS. The following table sets forth each award made to the Company's Named Executive Officers in the last completed fiscal year under any LTIP.


                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                   Number of
                                    Shares          Performance Or
                                   Units Or       Other Period Until
                                 Other Rights       Maturation Or
Name                                  (#)               Payout
-----------------------------   --------------   -------------------
William F. Paulsen ..........       11,600         January 2, 2001
Steven R. LeBlanc ...........       11,500         January 2, 2001
Michael L. Schwarz ..........        8,350         January 2, 2001
William B. Hamilton .........        8,350         January 2, 2001
Raymond V. Jones ............            0               N/A

     This table identifies the target number of performance shares of Common Stock ("Performance Shares"), if any, which is the subject of a Performance Stock Award Agreement (the "Performance Stock Agreement") dated January 2, 1998 (with the exception of Mr. LeBlanc, whose Performance Stock Agreement is dated July 2, 1998 and Mr. Jones, who terminated his employment with the Company on May 1, 1998) issued under the 1994 Stock Plan to each Named Executive Officer. Pursuant to the Performance Stock Agreement, an executive officer has the opportunity to earn up to 225% of the target amount of Performance Shares; however, the executive officer has no right to vote, receive dividends or transfer the Performance Shares until shares of Common Stock are issued. The number of shares of Common Stock that the executive officer receives on the third anniversary of the date of the Performance Stock Agreement will be calculated based upon the following schedule and are subject to vesting (as described below):

If the Company's Average Annual Return (share
appreciation and distributions) from the date of the
award to the third anniversary is: .................   0-11%     11%      12%      13%      14%      15%
The executive will receive shares of Common Stock
equal to the target number of Performance Shares
times the following payment percentage: ............     0%      50%     100%     125%     155%     225%

     Under the Performance Stock Agreement, fifty percent of the shares of Common Stock to which an executive officer may be entitled will vest on the third anniversary of the date of the Performance Stock Agreement; 25% will vest on the fourth anniversary and the remaining 25% will vest on the fifth anniversary. The executive officer's rights to any shares of Common Stock to which such executive may be entitled will also fully vest upon the employee's death, disability or upon a change of control.

     The stated price of the Company's Common Stock on January 2, 1998 (for purposes of calculating share price appreciation for each Named Executive Officer except Mr. LeBlanc) was $21.375 per share. Assuming that dividend increases in fiscal years 1999 and 2000 follow the Company's historical dividend increases of $.04 per year, the per share price of the Company's Common Stock on January 2, 2001 would have to be $23.42, $24.06, $24.70, $25.34 or $25.98 to achieve the average annual total return thresholds of 11%, 12%, 13%, 14% or 15%, respectively. If the 11%, 12%, 13%, 14% or 15% threshold is met 14,150; 28,300; 35,375; 43,865 or 63,675 shares of Common Stock would be allocated among the Named Executive Officers (except for Mr. LeBlanc and Mr. Jones), subject to vesting.

     The stated price of the Company's Common Stock on May 12, 1998 (for purposes of calculating share price appreciation for Mr. LeBlanc) was $19.87 per share. Assuming that dividend increases in fiscal years 1999 and 2000 follow the Company's historical dividend increases of $.04 per year, the per share price of the Company's Common Stock on January 2, 2001 would have to be $20.56, $21.07, $21.59, $22.11 or $22.62 to achieve the average annual total return thresholds of 11%, 12%, 13%, 14% or 15%, respectively. If the 11%, 12%, 13%, 14% or 15% threshold is met 5,750; 11,500; 14,375; 17,825 or 25,875 shares of Common Stock would be awarded to Mr. LeBlanc, subject to vesting.


EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Paulsen, LeBlanc, Jones, Schwarz and Hamilton. The Agreement with Mr. Paulsen expired on February 15, 1999 and the Company entered into a new Employment Agreement with him. The Agreement with Mr. LeBlanc has an original term up to July 1, 2001. The Agreement with Mr. Jones expired upon his termination of employment with the Company on May 1, 1998. The Employment Agreement with Mr. Schwarz had an original term through February 16, 1996, and has been automatically extended until such time as terminated pursuant to its terms. Mr. Hamilton's Employment Agreement provided for an original term through December 5, 1998 and has been automatically extended pursuant to its terms. The Employment Agreements provide that the officers will be paid the base salaries set forth next to their names in the Summary Compensation Table above, which amounts may be increased or decreased (subject to certain limitations) at the Compensation Committee's discretion, plus any other amounts the Compensation Committee, in its discretion, determines to award. The Employment Agreements also provide for certain severance benefits. If the employment of Mr. LeBlanc is terminated by either the Company without "cause" or by Mr. LeBlanc for "cause" (as defined in his Employment Agreement) during the original term or any extended term of the Employment Agreement, Mr. LeBlanc will be entitled to receive as severance an amount equal to his base salary, as in effect on the date of termination, through the remainder of his original term of employment or the then current extended term, as the case may be, under his Employment Agreement, payable over time. If the employment of Mr. Hamilton is terminated by the Company without "cause" or by Mr. Hamilton for "cause" (as defined in his Employment Agreement), Mr. Hamilton will be entitled to receive as severance an amount equal to his base salary as in effect on the date of termination for a period of six months, payable over time. Upon the termination of the employment of Mr. LeBlanc by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, through the remainder of his original term of employment under his Employment Agreement, except that in the case of termination by reason of disability the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. Upon the termination of the employment of Mr. Hamilton by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, for a period of twelve months, except that in the case of termination by reason of disability the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. The Employment Agreements provide that if either of Messrs. LeBlanc or Hamilton are terminated by the Company for "cause" or if they voluntarily terminate their employment other than for "cause" (as defined in the Employment Agreements), no severance amount will be payable. If the employment of either of Messrs. Paulsen or Schwarz is terminated for any reason, no severance amount will be payable other than as provided in the Severance Agreements (as defined below) of Messrs. Paulsen and Schwarz.

     Each of these officers also entered into noncompetition agreements (the "Noncompetition Agreements") with the Company. Subject to certain limited exceptions, these agreements (except for the agreements with Mr. LeBlanc, Mr. Schwarz and Mr. Hamilton) prohibit such individuals from engaging, directly or indirectly, during the noncompetition period (the "Noncompetition Period") in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any multifamily apartment residential real estate property within a 30 mile radius of any property that the Company owns, operates or manages or that the Company has undertaken to acquire, develop, construct, operate, manage or lease. The Noncompetition Period is the period beginning on the date of termination of employment and ending on the latest of (i) one year from the termination of their employment with the Company or (ii) the date on which the severance amounts described above cease. This non-competition provision will expire on or about February 15, 2000. Subject to certain limited exceptions, the Noncompetition Agreements prohibit all of the executive officers from engaging in any businesses prior to their termination of employment, other than those of the Company without the prior written consent of the Board of Directors (or in the case of Mr. Schwarz and Mr. Hamilton, without the prior written consent of the President of the Company). The Noncompetition Agreements also prohibit the officers for certain periods after their termination from the Company from hiring certain key employees of the Company or participating in any efforts to persuade such employees to leave the Company and from engaging in any manner, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any of the Company's then existing communities or development or acquisition opportunities. Under the Noncompetition Agreements, such officers are prohibited from disclosing trade secrets and, for certain periods, other confidential information of the Company. Mr. Jones terminated his employment with the Company on May 1, 1998. Under the circumstances pursuant to which he has elected to terminate his employment, Mr. Jones will not be entitled to any payments or benefits under his Employment Agreement; however, Mr. Jones will be subject to the terms of a Noncompetition Agreement.

SEVERANCE AGREEMENTS

     The Company entered into Severance Agreements ("Severance Agreements") with (a) each of Messrs. Paulsen, Jones, Schwarz and Hamilton on January 2, 1997 and (b) Mr. LeBlanc on July 1, 1998. The Severance Agreements provide for the payment of severance benefits of up to three times such officer's annual base salary and cash bonus in the event of the termination of the officer's employment under certain circumstances following certain "change in control" or "combination transactions" involving a consolidation or merger. The benefits payable under the terms of the Severance Agreements are subject to reduction by the amount of any severance benefits payable under applicable Employment Agreements.

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison, from the Company's Initial Offering on February 15, 1994 through December 31, 1998, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index (the "NAREIT Index"), an industry index of 177 REITs (including the Company). The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any stockholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the NAREIT Index and the S&P 500 Index were provided to the Company by SNL Securities LC.

                            TOTAL RETURN PERFORMANCE

(The Performance Graph appears here. The plot points are listed in the table below.)


                              2/8/94    12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
Summit Properties Inc.        100.00    106.14    119.20    143.42    147.55    130.71
S&P 500                       100.00    100.06    137.66    169.13    225.58    290.04
NAREIT All Equity REIT Index  100.00     98.81    113.76    154.40    185.68    162.78


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     RESPONSIBILITIES OF THE COMPANY'S COMPENSATION COMMITTEE. The Company's Executive Compensation Program is administered under the direction of the Compensation Committee of the Board of Directors of the Company, which is composed of the Company's Independent Directors. The specific responsibilities of the Compensation Committee are to:

   1. Administer the Company's Executive Compensation Program.

   2. Review and approve compensation awarded to the Company's executive officers pursuant to the Executive Compensation Program.

   3. Monitor the performance of the Company in comparison to performance by executive officers in conjunction with executive officer compensation.

   4. Monitor compensation awarded to executive officers of the Company in comparison to compensation received by executive officers of the Company's Comparative Compensation Peer Group, as defined below.

     Compensation determinations pursuant to the Executive Compensation Program are generally made at or shortly after the end of the fiscal year. At the end of the fiscal year, incentive cash bonuses are calculated pursuant to the funds from operations ("FFO") growth criteria which was contained in the respective Summit Properties Inc. Incentive Compensation Plan approved by the Compensation Committee prior to or at the beginning of the fiscal year. Payment of a cash bonus is subject to audited confirmation of Company financial performance, which occurs immediately after the end of the fiscal year. Also at the end of the fiscal year, base salaries and grants of long-term equity based compensation under the 1994 Stock Plan are set for the following fiscal year.

     In fulfilling its responsibilities, the Compensation Committee takes into account recommendations from management as well as the specific factors enumerated herein for specific elements of compensation. The Compensation Committee periodically reviews comparative compensation data which includes data on the Company's Comparative Compensation Peer Group as well as data from other companies with attributes comparable to the Company.

     THE PHILOSOPHY OF THE COMPENSATION COMMITTEE. The philosophy of the Compensation Committee as reflected in the specific compensation plans included in the Executive Compensation Program is to:

   1. Attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company.

   2. Place more emphasis on short-term and long-term incentive compensation, which is dependent upon both Company and individual performance, rather than base salary.

   3. Reward and encourage executive officer activity that results in enhanced value for stockholders.

   4. Link both short-term and long-term incentive compensation as much as possible to the achievement of specific individual and Company goals.

     ELEMENTS OF COMPENSATION. It is the belief of the Compensation Committee that the above philosophy can best be implemented through three separate components of executive compensation with each component designed to reward different performance goals, yet with all three components working together to satisfy the ultimate goal of enhancing stockholder value. The three elements of executive compensation are:

   1. Salary, which compensates the executive for performing the basic job description through the performance of routine designated tasks.

   2. Cash bonus, which rewards the executive for commendable performance of specially designated tasks or outstanding performance of routine designated tasks during the fiscal year.

   3. Stock options and/or stock grants, which provide long-term rewards to the executive in a manner directly related to the enhancement of stockholder value through an appreciated stock price.

     In administering each element of compensation, the Compensation Committee considers the integration of that element not only with the other two elements of compensation, but also with additional benefits available to the executive such as the 1996 Non-Qualified Employee Stock Purchase Plan, Company provided insurance benefits, and Company sponsored retirement savings plans.

   BASE SALARY. Base salaries for executive officers are set based on the following factors:

   1. Comparison to executive officer base salaries for the Comparative Compensation Peer Group (as defined below) to the extent such data is available.

   2. Individual performance of the routine designated tasks assigned.

   3. Overall experience of the executive officer.

   4. Historical relationship with the Company.

     As a result of the Compensation Committee's philosophy of focusing the compensation of the Company's executive officers on performance-based rewards, the base salaries of the executive officers are lower than the Comparative Compensation Peer Group.

     Base salary increases for executive officers are considered annually by the Compensation Committee. The granting of salary increases is dependent upon:


   1. The executive's performance in the following areas:

     a. Accomplishing the routine designated tasks of the position.
     b. Promoting Company values.
     c. Development and training of subordinate Company employees.
     d. Leadership abilities and team member abilities.
     e. The satisfaction of the executive officer's respective internal or external customers.

   2. Increased or revised job responsibilities.

   3. Comparison to the Comparative Compensation Peer Group.

     Based upon the above criteria, Messrs. Paulsen, Schwarz and Hamilton were each awarded an increase in their 1998 base salary (as set forth in the above Summary Compensation Table).

     CASH BONUSES. The Company's 1998 Incentive Compensation Plan rewards Company executives with annual cash bonuses based on favorable performance by both the Company and the individual executive. This plan was formulated to foster a team performance among the executive officers in accomplishing goals for growth in FFO per share of Common Stock ("per share FFO") while at the same time aligning executive annual cash incentive goals with stockholder goals through the translation of per share FFO growth into an appreciated share price. For 1998, 100% of Mr. Paulsen's and Mr. LeBlanc's cash bonuses were dependent upon growth in per share FFO over the previous fiscal year. Mr. Schwarz's cash bonus was dependent in large part on per share FFO growth over the prior fiscal year and a minority portion of his cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. The majority of Mr. Hamilton's cash bonus for 1998 was dependent on the attainment of certain stabilized property operating income goals compared to certain other multifamily real estate investment trusts which the Compensation Committee considers to be in the Company's peer group. The remainder of Mr. Hamilton's cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. For 1998, the majority of Mr. Jones' cash bonus was dependent upon the success of new development projects and the achievement of targeted financial returns in excess of the Company's cost of capital. The remainder of Mr. Jones' cash bonus was comprised of (i) an objective component based on the achievement of certain property specific operating income and leasing goals and (ii) a subjective component based on his performance in promoting team building within the Company. Mr. Jones terminated his employment with the Company on May 1, 1998.

     The 1998 Incentive Compensation Plan was approved by the Compensation Committee in September of 1997, thereby establishing the specific per share FFO growth criteria and requisite financial returns on development communities upon which executive officers' cash bonuses were dependent. For fiscal year 1998, the threshold per share FFO growth criteria was achieved. As a result, Mr. Paulsen and Mr. LeBlanc received a cash bonus. Mr. Schwarz also received a cash bonus, which was dependent on growth in per share FFO as well as that portion of his cash bonus based upon commendable performance of specially assigned tasks and outstanding fulfillment of routine duties. In fiscal year 1998, the required operating income growth goals (compared to certain other multifamily real estate investment trusts which the Compensation Committee considers to be in the Company's peer group) for stabilized properties was achieved during certain periods and therefore Mr. Hamilton did receive a portion of his cash bonus dependent upon such goals. Moreover, Mr. Hamilton did receive that portion of his cash bonus dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. In fiscal year 1998, the required financial returns for certain development projects were achieved and Mr. Jones did receive a bonus relative to that performance. Furthermore, operating income growth and lease-up thresholds for certain properties developed by Mr. Jones were achieved and therefore he did receive that component of his cash bonus.

     STOCK OPTIONS AND STOCK GRANTS. The Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned most directly with the achievement of enhanced value for stockholders through an appreciating stock price. As such, the Compensation Committee believes that awards of stock options or stock grants should be made to executive officers in meaningful amounts on a regular basis. When granting stock, it is the intention of the Compensation Committee to utilize restricted stock grants subject to a three to five year vesting period, other than in instances where stock is granted in lieu of cash compensation, in which case the Compensation Committee may award unrestricted stock which is not subject to vesting.

     The number of stock options or stock grants awarded to an executive officer is based on the following criteria:

   1. Overall responsibility of the executive officer.

   2. Overall ability to contribute to an increase in FFO per share.

   3. Level of base salary component of compensation.

   4. Level of incentive cash bonus, in that any fiscal year cash bonus amounts in excess of 50% of the respective executive officer's base salary will be paid to that executive in restricted stock of comparable value.

     The Compensation Committee considers the awards of stock options or restricted stock grants on a current basis only. The existing stockholdings of an individual executive are not taken into consideration when awarding stock options or restricted stock grants.

     In 1998, the Company granted Steven R. LeBlanc stock options to purchase 175,000 shares of the Company stock as part of his initial compensation package. The 1998 cash bonus of each of Messrs. Paulsen and Schwarz exceeded 50% of their respective base salaries. Accordingly, Mr. Paulsen received restricted stock awards of comparable value. The shares of such restricted stock will vest 50% on January 13, 2000, and the remaining 50% will vest on January 13, 2001. Mr. Schwarz, however, received 100% of his 1998 cash bonus in cash (as the Company's policy to issue stock in lieu of that portion of cash bonus in excess of 50% of base salary was waived for Mr. Schwarz in order to facilitate the payment of taxes incurred by Mr. Schwarz, due to the vesting of certain restricted stock grants, thereby enhancing Mr. Schwarz's ability to retain ownership of a larger portion of such stock grants).

     DEFINITION OF FUNDS FROM OPERATIONS (FFO). As noted above, certain elements of executive compensation are based on achieving specific goals in per share FFO growth. The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes Funds from Operations is helpful to investors as a measure of the performance of an equity

REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with the standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Funds from Operations does not represent amounts available for management's discretionary use because of needed capital expenditures or expansion, debt service obligations, property acquisitions, development, dividends and distributions or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make dividends/distributions.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Paulsen's total compensation for fiscal year 1998 consisted of base salary and a cash bonus. Based on per share FFO growth performance for fiscal year 1998, Mr. Paulsen received a cash bonus. The Compensation Committee believes that compared to the market, Mr. Paulsen's base salary and potential maximum cash bonus based on per share FFO growth of the Company, are each respectively and when combined, conservative in comparison to the Comparative Compensation Peer Group.

     COMPARATIVE COMPENSATION PEER GROUP. The Compensation Committee compares both the individual components as well as total compensation of executive officers to compensation practices in the comparative market by periodically reviewing data on the Comparative Compensation Peer Group provided by management or outside consultants. The Comparative Compensation Peer Group is primarily a sampling of REITs with similar characteristics to the Company as well as some similar sized companies from other industries. Utilization of this comparative data provides assurance to both executive officers and the Company's stockholders that executive officers are being compensated adequately yet reasonably in the context of the overall market. While comparative market data is valuable in providing assurance of reasonable compensation for executive officers, the Company's stated policy of emphasizing performance-based compensation will result in base salaries for executive officers being below the comparative norm.

     A portion of the REITs that comprise the Comparative Compensation Peer Group as defined above are also included in the NAREIT equity index that is the basis for the Company Performance Graph contained elsewhere in this Proxy Statement, however, not all of those REITs are included in the Comparative Compensation Peer Group. The Compensation Committee believes that the equity REITs that comprise the Comparative Compensation Peer Group are the most direct comparisons for the Company and its Executive Compensation Program.

     DEDUCTION LIMIT OF $1 MILLION PURSUANT TO SECTION 162(M). The Securities and Exchange Commission (the "SEC") requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executives with appropriate awards for their performance. The Company did not pay any compensation during 1998 that would be subject to Section 162(m).

   SUBMITTED BY THE COMPENSATION COMMITTEE:

   Henry H. Fishkind
   James H. Hance, Jr.
   Nelson Schwab III
   John Crosland, Jr.

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Fishkind, Hance, Schwab and Crosland. None of these individuals has served as an officer of the Company. Messrs. Hance, Schwab and Crosland serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is a Vice Chairman and the Chief Financial Officer of Bank of America and Nelson Schwab III and John Crosland, Jr. are members of the Board of Directors of First Union National Bank ("First Union"). Bank of America and First Union have provided the Company with credit enhancements on certain of the Company's communities financed with tax-exempt bonds and are both members of a group of banks that provide the Company's $200 million unsecured credit facility. As stated above, after the Annual Meeting, Mr. Crosland will cease to be a member of the Compensation Committee.


                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock for (i) directors and the Named Executive Officers, (ii) the directors (including Independent Directors) and such executive officers of the Company as a group, and (iii) each other person who is a stockholder of the Company holding more than a 5% beneficial interest in the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares listed represents the number of shares of Common Stock the person holds plus the number of shares for which Units held by the person are redeemable (if the Company elects to issue Common Stock rather than pay cash upon such redemption). The extent to which the persons hold shares of Common Stock as opposed to Units is set forth in the footnotes.

                                                             Number of
                                                         Shares and Units     Percent of        Percent of
Name and Business Address                                  Beneficially           All              All
of Beneficial owners*                                        Owned (1)        Shares (2)     Shares/Units (3)
-----------------------------------------------------   ------------------   ------------   -----------------
DIRECTORS AND EXECUTIVE OFFICERS
William B. McGuire, Jr.(4) ..........................          920,873            3.3%             2.86%
William F. Paulsen(5) ...............................          964,477            3.5%             2.99%
Steven R. LeBlanc(6) ................................           94,512              **                **
Michael L. Schwarz(7) ...............................           86,582              **                **
William B. Hamilton .................................           30,050              **                **
Henry H. Fishkind(8) ................................           22,645              **                **
James H. Hance, Jr.(9) ..............................           17,994              **                **
Nelson Schwab III(8) ................................           31,000              **                **
John Crosland, Jr.(10) ..............................        1,163,843            4.2%             3.60%
Raymond V. Jones(11) ................................          390,955            1.4%             1.20%
ALL DIRECTORS AND EXECUTIVE
 OFFICERS AS A GROUP (10 PERSONS) ...................        3,721,881           13.4%            11.54%
5% HOLDERS
Franklin Resources, Inc.(12) ........................        3,141,343           11.3%             9.74%
Grantham, Mayo, Van Otterloo & Co., LLC(13) .........        1,493,300            5.4%             4.63%

----------
  * Unless otherwise indicated, the address is: c/o Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC, 28281.

 ** Less than one percent.

 (1) The information in the above chart was provided by the stockholders listed and reflects their beneficial ownership known by the Company as of December 31, 1998.

 (2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

 (3) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

 (4) The indicated ownership includes 620,313 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the Company's 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 579 shares of restricted stock awarded under the Company's 1994 Stock Option Plan that vest in two equal annual installments beginning in January 1999 and 156,984 shares of Common Stock owned by certain related family trusts and 35,280 shares of Common Stock owned by a related family foundation with respect to which shares of Common Stock Mr. McGuire disclaims beneficial ownership.

 (5) The indicated ownership includes 596,045 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Stock Plan that vest in five equal annual installments beginning in January 1996, 1,157 shares of restricted stock awarded under the Company's 1994 Stock Plan that vest in two equal annual installments beginning in January 1999 and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse, 97,476 shares of Common Stock owned by certain related family trusts and 50,000 shares of common stock owned by a related family foundation with respect to which shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

 (6) The indicated ownership includes 35,000 shares of Common Stock subject to stock options exercisable within 60 days.

 (7) The indicated ownership includes 51,000 shares of Common Stock subject to stock options exercisable within 60 days.

 (8) The indicated ownership includes 11,000 shares of Common Stock subject to stock options exercisable within 60 days.

 (9) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 11,000 shares of Common Stock subject to stock options exercisable within 60 days.

(10) The indicated ownership includes 8,000 shares of Common Stock subject to stock options exercisable within 60 days. The indicated ownership also includes (a) 307,311 Units owned by JMJ Associates Limited Partnership, a limited partnership in which Mr. Crosland owns an equity interest and indirectly serves as the general partner, (b) 387,646 Units owned by The Crosland Group, Inc., a corporation in which Mr. Crosland owns an equity interest (the "Crosland Group"), (c) 51,101 Units owned by Crosland-Erwin & Associates, No. VI, a general partnership in which the Crosland Group owns an equity interest, (d) 108,554 Units, 86,125 Units and 91,162 Units owned by Westbury Place Associates, Westbury Woods Associates and Westbury Park Associates, respectively, each a limited partnership with respect to which Mr. Crosland serves as co-general partner, (e) 2,381 Units owned by Crosland Investors, Inc., a corporation in which Mr. Crosland owns an equity interest and (f) 11,566 shares owned by the John Crosland, Sr. Trust, a trust with respect to which Mr. Crosland serves as co-trustee, as to all of which Mr. Crosland disclaims beneficial interest. Mr. Crosland owns 106,877 Units directly.

(11) The indicated ownership includes 274,526 Units, and 38,652 shares of Common Stock owned by certain related family trusts with respect to which shares of Common Stock Mr. Jones disclaims beneficial ownership.

(12) The information reported is based upon an amended Schedule 13G filed with the SEC on February 4, 1999 reporting beneficial ownership as of December 31, 1998. The amended Schedule 13G indicates that these shares are beneficially owned as a group by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Templeton Global Advisors Limited and certain direct and indirect investment advisor subsidiaries of Franklin Resources, Inc. (the "Advisor Subsidiaries"). Templeton Global Advisors Limited has sole voting and dispositive power over 2,397,543 shares. The following Advisor Subsidiaries have sole voting and dispositive power with respect to the following numbers of shares: Templeton Investment Counsel, Inc. (473,500 shares); Templeton Investment Management Limited (96,800 shares); and Templeton Management Limited ("TML") (173,500 shares). Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. are deemed to be beneficial owners of 2,397,543 shares through their direct or indirect ownership of Templeton Global Advisors Limited and the Advisor Subsidiaries. The principal business address of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, San Mateo, CA 94404. The principal business address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(13) Information regarding Grantham, Mayo, Van Otterloo & Co., LLC ("GMV LLC") is based upon Schedule 13G filed with the SEC on February 15, 1999 reporting beneficial ownership as of December 31, 1998. GMV LLC's principal business address is 40 Rowes Wharf, Boston, Massachusetts 02110.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied, except that: (i) each of Messrs. McGuire and Paulsen inadvertently filed a Form 4 one month late, (ii) Mr. Hamilton inadvertently failed to report on Form 4 one sale of shares of Common Stock and (iii) Mr. Schwarz inadvertently failed to report on Form 4 two acquisitions of shares of Common Stock. Each of the above transactions was subsequently reported.

                                  PROPOSAL 2

             APPROVAL OF THE 1994 STOCK OPTION AND INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

INTRODUCTION

     In December 1998, the Board of Directors voted to amend and restate the 1994 Stock Plan effective as of December 14, 1998, and is recommending the amended and restated Plan to stockholders for approval.


REASONS FOR AMENDMENTS

     The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company and that this role must increase if the Company is to continue to attract, motivate and retain the caliber of directors, officers and other employees necessary for the Company's future growth and success. The amended and restated 1994 Stock Plan is necessary to provide for an adequate number of shares of Common Stock available for grant under the 1994 Stock Plan.

     The Board of Directors believes that adding more shares of Common Stock to the 1994 Stock Plan will help the Company achieve its goals by keeping the Company's incentive compensation program competitive with those of other companies. Accordingly, the Board of Directors has voted, subject to shareholder approval, to increase the number of shares of Common Stock available under the 1994 Stock Plan by 2,000,000 shares.

     The Board of Directors also believes that the grant of dividend equivalent rights, deferred stock awards and performance share awards and the ability to link certain awards under the 1994 Stock Plan to performance goals is an important way to attract and compensate qualified employees for their efforts on behalf of the Company and align their interests with those of the Company's stockholders. The Board of Directors similarly believes that the grant of non-qualified stock options to non-employee directors is an important way to attract and compensate qualified non-employee directors for their efforts on behalf of the Company and align their interests with those of the Company's stockholders. The proposed amended and restated 1994 Stock Plan would accordingly allow the Committee (as defined below) greater flexibility in providing the employees and non-employee directors of the Company with incentive compensation which is competitive with that awarded by comparable companies.

     Finally, Section 162(m) of the Code and the regulations thereunder generally would disallow a federal income tax deduction to the Company for compensation in excess of $1 million paid in any year to any of those Executive Officers included in the Summary Compensation Table who are employed by the Company on the last day of the taxable year ("Covered Employees"). However, this limitation on compensation expense does not apply to payments of "performance-based compensation," the material terms of which have been approved by stockholders. Certain awards under the 1994 Stock Plan to Covered Employees are intended to be "performance-based compensation" for this purpose, and the 1994 Stock Plan has been amended accordingly.


PROPOSAL

     The amended and restated 1994 Stock Plan would authorize the Company to issue up to an additional 2,000,000 shares of Common Stock pursuant to various stock incentive awards under the 1994 Stock Plan, bringing the total reserved shares authorized to be issued under the 1994 Stock Plan (including previously issued shares of restricted stock and shares issuable under outstanding options) from 1,000,000 shares to 3,000,000 shares. Of the 2,000,000 additional shares of Common Stock that may be issued under the Plan, no more than 500,000 shares of Common Stock will be available for grants in the form of restricted stock, unrestricted stock, deferred stock awards or performance share awards. The number of shares of Common Stock reserved for issuance under the 1994 Stock Plan is subject to adjustment for stock splits, stock dividends and similar events.

     In addition, the amended and restated 1994 Stock Plan would authorize the grant of the following types of awards under the 1994 Stock Plan, in addition to the awards authorized in the original 1994 Stock Plan and previous amendments thereto: dividend equivalent rights, deferred stock awards, performance share awards and discretionary non-qualified stock options to non-employee directors.

     To ensure that certain awards (E.G., stock options, stock appreciation rights, restricted stock, performance shares, and deferred stock) granted to the top five Named Executive Officers under the amended and restated 1994 Stock Plan qualify as "performance-based compensation" under Section 162(m) of the Code, the amended and restated 1994 Stock Plan provides that a committee of not less than two Independent Directors (the "Committee") may require that the vesting of such awards be conditioned on the satisfaction of performance criteria which may include any or all of the following: (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing; (iii) cash flow, FFO or similar measures; (iv) total stockholder return; (v) changes in the market price of the Company's Common Stock; (vi) sales or market share; or
(vii) earnings per share. The Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. To satisfy the requirements of Section 162(m) of the Code, stock options and stock appreciation rights with respect to no more than 250,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one-calendar year period. In addition, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 250,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

     Based solely on the closing price of Common Stock as reported on the NYSE on March 1, 1999 of $16.4375 per share, the maximum aggregate market value of the additional 2,000,000 shares of Common Stock reserved for issuance under the amended and restated 1994 Stock Plan would be $32,875,000.

     The amended and restated 1994 Stock Plan will become effective only if Proposal 2 is approved by the Company's stockholders.


SUMMARY OF THE 1994 STOCK PLAN

     The following description of material terms of the amended and restated 1994 Stock Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the amended and restated 1994 Stock Plan, which is attached hereto as Exhibit A.

     1994 STOCK PLAN ADMINISTRATION. The 1994 Stock Plan provides for administration by a committee of not fewer than two non-employee directors, as appointed by the Board of Directors from time to time.

     The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1994 Stock Plan. The Committee may not reprice outstanding options, other than to appropriately reflect changes in the capital structure of the Company. The Committee may permit Common Stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Committee may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

     ELIGIBILITY AND LIMITATIONS ON GRANTS. All officers, employees and directors of the Company are eligible to participate in the 1994 Stock Plan, subject to the discretion of the Committee. In no event may any one participant receive options to purchase more than 250,000 shares of Common Stock (subject to adjustment for stock splits and similar events) during any one-calendar year period, as stated above. In addition, as stated above, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 250,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

     STOCK OPTIONS. Options granted under the 1994 Stock Plan may be either Incentive Stock Options ("Incentive Options") (within the definition of Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Options granted under the 1994 Stock Plan will be Non-Qualified Options if they
(i) fail to meet such definition of Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Incentive Options may be granted only to officers or other employees of the Company. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and to non-employee directors and other key persons.

     OTHER OPTION TERMS. The Committee has authority to determine the terms of options granted under the 1994 Stock Plan. Generally, Incentive Options and Non-Qualified Options are granted with an exercise price that is not less than the fair market value of the shares of Common Stock on the date of the option grant. However, Non-Qualified Options which are granted in lieu of a participant's cash bonus, at the participant's election with the consent of the Committee, will have an exercise price that is not less than 50 percent of the fair market value of the shares of Common Stock on the date of the option grant. The 1994 Stock Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in the capital structure of the Company.

     The term of each option will be fixed by the Committee and may not exceed ten years from date of grant. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1994 Stock Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. In general, unless otherwise permitted by the Committee, no option granted under the 1994 Stock Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

     Options granted under the 1994 Stock Plan may be exercised for cash or, if permitted by the Committee, by transfer to the Company (either actually or by attestation) of shares of Common Stock which are not then subject to restrictions under any Company stock plan, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

     At the discretion of the Committee, stock options granted under the 1994 Stock Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain any equity interest in the Company without dilution.

     To qualify as Incentive Options, options must meet additional Federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     STOCK OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS. The 1994 Stock Plan provides for the automatic grant of Non-Qualified Options to non-employee directors. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of stockholders, commencing with the annual meeting in 1995, will automatically be granted on such day a Non-Qualified Option to acquire 2,000 shares of Common Stock. The exercise price of each such Non-Qualified Option is the fair market value of Common Stock, as determined by the last reported sale price of Common Stock on the NYSE on the date of grant. Each such Non-Qualified Option is immediately exercisable as of the date of grant. Such Non-Qualified Options will expire ten years from the date of grant, except with respect to a non-employee director who is terminated for cause. In the event a non-employee director is terminated for cause, his or her options will expire immediately on the date he or she ceases to be a director. The Committee may also make discretionary grants of Non-Qualified Options to non-employee directors.

     TAX WITHHOLDING. Participants under the 1994 Stock Plan are responsible for the payment of any federal, state or local taxes which the Company is required by law to withhold upon any option exercise or vesting of other awards. Participants may elect to have such tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes.

     STOCK APPRECIATION RIGHTS. The Committee may award a stock appreciation right ("SAR") either as a freestanding award or in tandem with a stock option. Upon exercise of the SAR, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related stock option (or, in the case of freestanding SAR, the price per share specified in such right, which price may not be less than the fair market value of the Common Stock on the date of grant), multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. If the SAR is granted in tandem with a stock option, exercise of the SAR cancels the related option to the extent of such exercise.

     RESTRICTED STOCK AWARDS. The Committee may grant shares (at par value or for a higher purchase price determined by the Committee) of Common Stock to any participant subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals (as summarized in the Proposal section, above) and/or continued employment with the Company through a specified vesting period. The vesting period shall be determined by the Committee. The purchase price, if any, of shares of restricted stock will be determined by the Committee. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

     UNRESTRICTED STOCK AWARDS. The Committee may also grant shares (at par value or for a higher purchase price determined by the Committee) of Common Stock which are free from any restrictions under the 1994 Stock Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

     STOCK LOAN RIGHTS. The Committee may grant stock loan rights to selected key employees which entitle the recipient to receive a loan from the Company which is to be used solely to purchase shares of Common Stock under the 1994 Stock Plan. The terms of the loan will be determined by the Committee, and each loan will be secured by the shares of Common Stock purchased by the participant with the proceeds of the loan.

     DIVIDEND EQUIVALENT RIGHTS. The Committee may grant dividend equivalent rights which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 1994 Stock Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company's dividend reinvestment 1994 Stock Plan, if any. Dividend equivalent rights may be settled in cash, shares of Common

Stock or a combination thereof, in a single installment or installments, as specified in the award. Awards under the 1994 Stock Plan that are payable in cash on a deferred basis may provide for crediting and payment of interest equivalents.

     DEFERRED STOCK AWARDS. The Committee may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized in the Proposal section, above) and/or continued employment with the Company through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Committee, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the Committee, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

     PERFORMANCE SHARE AWARDS. The Committee may grant performance share awards to any participant which entitle the recipient to receive shares of Common Stock upon the achievement of individual or company performance goals (as summarized in the Proposal section, above) and such other conditions as the Committee shall determine.

     CHANGE OF CONTROL PROVISIONS. The 1994 Stock Plan provides that in the event of a Change of Control as defined in the 1994 Stock Plan, all stock options, stock appreciation rights and dividend equivalent rights will automatically become fully exercisable. The restrictions and conditions on all other awards will automatically be deemed waived, except as the Committee may specify with respect to particular awards. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The 1994 Stock Plan authorizes the Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 1994 Stock Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, the Committee in its discretion may provide for appropriate substitutions or adjustments of outstanding stock options or SARs; alternatively, outstanding stock options and SARs will terminate and the holder will receive a cash payment equal to the excess of the fair market value per share over the applicable exercise price, multiplied by the number of shares of Common Stock covered by the stock option or stock appreciation right.

     AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the 1994 Stock Plan and the Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. To the extent required by the Code to ensure that options granted under the amended and restated 1994 Stock Plan qualify as Incentive Options, 1994 Stock Plan amendments shall be subject to approval by the Company's stockholders.


NEW 1994 STOCK PLAN BENEFITS

     No grants have been made with respect to the additional shares of Common Stock reserved for issuance under the amended and restated 1994 Stock Plan. The number of shares of Common Stock that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Committee.


TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal federal income tax consequences of transactions under the 1994 Stock Plan. It does not describe all federal tax consequences under the 1994 Stock Plan, nor does it describe state or local tax consequences.

     INCENTIVE OPTIONS. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

     NON-QUALIFIED OPTIONS. With respect to Non-Qualified Options under the 1994 Stock Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock.

     PARACHUTE PAYMENTS. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a Change of Control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

     LIMITATION ON COMPANY'S DEDUCTIONS. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the 1994 Stock Plan may be limited to the extent that a Covered Employee (E.G., one of the Named Executive Officers) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

REQUIRED VOTE AND RECOMMENDATION

     The amended and restated 1994 Stock Plan will become effective upon approval by the holders of a majority of the votes cast at the Annual Meeting. Proxies will be voted for Proposal 2 unless contrary instructions are set forth on the proxy. Only stockholders of record of Common Stock are entitled to vote on this proposal. Under Maryland law, this proposal requires the affirmative vote of a majority of all of the votes cast on the matter, and for the purpose of determining the number of votes cast, abstentions are treated under Maryland law as not voting. In addition, the NYSE requires the affirmative vote of a majority of all the votes cast on the proposal and further requires the total number of votes cast on the proposal to represent more than 50% of all of the shares entitled to vote on the proposal. The NYSE treats abstentions as shares entitled to vote and as votes cast. Broker non-votes will be treated as votes not cast under both Maryland law and NYSE rules for the purpose of determining the number of votes cast on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1994 STOCK OPTION AND INCENTIVE 1994 STOCK PLAN, AS AMENDED AND RESTATED.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As discussed above, Messrs. Hance and Schwab serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is a Vice Chairman and the Chief Financial Officer of Bank of America, and Nelson Schwab III is a member of the Board of Directors of First Union. Both Bank of America and First Union provided the Company with credit enhancements on certain of its communities financed with tax-exempt bonds and are both members of a group of banks that provide the Company's $200 million unsecured credit facility.


LOANS TO OFFICERS AND EMPLOYEES

     The Board of Directors of the Company, including the Compensation Committee thereof, believes that ownership of the Company's Common Stock by executive officers and certain other qualified employees of the Company and its subsidiaries aligns the interests of such officers and employees with the interests of the stockholders of the Company. To further such goal of aligning the interests of such officers and employees with the interests of the stockholder of the Company, the Board of Directors on September 8, 1997 approved and the Company instituted a loan program under which the Company may lend amounts to or on behalf of certain of the Company's executive officers and key employees (hereinafter, a "Loan") for one or more of the following purposes: (i) to finance the purchase of Common Stock (A) by executive officers on the open market at then-current market prices and (B) by other eligible employees through the Company's 1996 Non-Qualified Employee Stock Purchase Plan; (ii) to finance an employee's payment of the exercise price of one or more stock options to purchase shares of Common Stock granted to such employee under the Company's 1994 Stock Plan; or (iii) to finance the annual tax liability or other expenses of Messrs. Schwarz and Hamilton related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award granted to such employee under the 1994 Stock Plan. The maximum aggregate amount the Company may loan to an executive officer is $500,000 (unless such limit is otherwise waived by the Board of Directors or the Compensation Committee thereof), and the maximum aggregate amount the Company may loan to a qualified employee is $100,000. The Board of Directors has increased such limit to $2,000,000 and $1,000,000 for Messrs. LeBlanc and Schwarz, respectively. Currently, Messrs. LeBlanc, Schwarz and Hamilton are the only executive officers to whom Loans have been extended for the purpose of financing the purchase of Common Stock or the payment of the annual tax liability related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award.

     The relevant employee shall execute a Promissory Note and Security Agreement (the "Note") related to each Loan made by the Company. Each Note will bear interest at the applicable federal rate, as established by the Internal Revenue Service (the "Applicable Federal Rate"), in effect on the date of the Note and such rate shall be fixed and the Note shall become due and payable in full no later than the tenth anniversary of the Note (the "Maturity Date"). Shares of Common Stock which are the subject of a Loan serve as collateral (the "Collateral Stock") for the Note until such time as the Note has been paid in full. Until the Maturity Date, the employee to whom a Loan has been extended will only be required to repay such Loan through the application to the outstanding Loan balance of all dividends and distributions related to the Collateral Stock, first to interest, and the remainder, if any, to outstanding principal. Such employee may prepay the whole or any part of the principal amount of the Loan from time to time without premium or penalty. The Company's recourse against an employee under a Note for satisfaction of the Loan and all other amounts due is limited to the Company's rights to the Collateral Stock and 25% or 10%, in the case of Mr. LeBlanc, of the principal of the Note for which the employee is personally liable in the event of any deficiency which may arise upon a foreclosure and sale or other disposition of the Collateral Stock.

     As of February 15, 1999, the Company had extended Loans totaling $4,771,527.15 to its employees, including the amounts of $1,961,044.50, $927,303.01 and $499,979.64 which were extended to Messrs. LeBlanc, Schwarz and Hamilton, respectively. Loans to Mr. LeBlanc in the amount of (i) $960,577.50 bear interest at 5.56% per year (I.E. the Applicable Federal Rate for Loans made in August, 1998) and (ii) $1,000,467 bear interest at 4.71% (I.E. the Applicable Federal Rate for Loans made in February, 1999. Loans to Mr. Schwarz in the amount of $404,043.51 bear interest at 6.13% per year (I.E., the Applicable Federal Rate for Loans made in January, 1998), (ii) $55,837.50 bear interest at 5.68% per year (I.E., the Applicable Federal Rate for Loans made in July, 1998), (iii) $17,425.00 bear interest at 5.56% per year (I.E. the Applicable Federal Rate for Loans made in August, 1998 and (iv) $449,997 bear interest at 4.71% (I.E. the Applicable Federal Rate for Loans made in February,
1999). Loans to Mr. Hamilton in the amount of $499,979.64 bear interest at 6.13% per year (I.E., the Applicable Federal Rate for Loans made in January,
1998).

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Deloitte & Touche LLP has served as the Company's and its predecessors' independent auditors since August 15, 1993. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. In addition, Corporate Investor Communications, Inc. has been engaged by the Company to act as proxy solicitors and will receive a fee of approximately $6,000 plus expenses.


STOCKHOLDER PROPOSALS

     Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 2000 annual meeting of stockholders must have been received in writing by the Company by November 14, 1999. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281, Attn: Secretary.

     Stockholder proposals to be presented at the 2000 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Company not earlier than January 12, 2000 nor later than February 11, 2000, unless the 2000 annual meeting of stockholders is scheduled to take place before March 10, 2000. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 60 calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than 120 days or later than 90 days prior to the earlier date or, if later, the tenth day following the date on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event the number of directors of the Company is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the Anniversary Date, stockholder nominations for such directors may be delivered to the Company not later than the tenth day following the date on which such public announcement is first made by the Company. Any such proposals should be mailed to: Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281, Attn: Secretary.


OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                                                      EXHIBIT A


                            SUMMIT PROPERTIES INC.

                     1994 STOCK OPTION AND INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

                            AS OF DECEMBER 14, 1998

1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Summit Properties Inc. 1994 Stock Option and Incentive Plan, as Amended and Restated (the "Plan"). The Plan was originally adopted on January 13, 1994, and has been amended and restated in its entirety as set forth herein as of December 14, 1998. The purpose of the Plan is to encourage and enable the officers, employees and Directors of Summit Properties Inc. (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "ACT" means the Securities Exchange Act of 1934, as amended.

     "AWARD" or "AWARDS," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Stock Loan Rights, Dividend Equivalent Rights, Deferred Stock Awards and Performance Share Awards.

     "BOARD" means the Board of Directors of the Company.

     "CAUSE" means the occurrence of one or more of the following: (i) employee or Independent Director is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) employee or Independent Director engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by employee or Independent Director involving malfeasance or negligence in the performance of employee's or Independent Director's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by employee or Independent Director within 30 days after written notice from the Company of any such act or omission, (iv) failure by employee to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by employee within 30 days after written notice from the Company of such failure, or (v) material breach by employee of his noncompetition agreement with the Company, if any, as determined by the Board in good faith in its sole discretion.

     "CHANGE OF CONTROL" is defined in Section 18.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "COMMITTEE" means the Committee of the Board referred to in Section 2.

     "COVERED EMPLOYEE" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

     "DISABILITY" means an employee's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the employee's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

     "DIVIDEND EQUIVALENT RIGHT" means Awards granted pursuant to Section 10.

     "EFFECTIVE DATE" means the date on which Plan is approved by stockholders as set forth in Section 20.

     "FAIR MARKET VALUE" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Stock is traded. Notwithstanding the foregoing, the Fair Market Value on the first day of the Company's initial public offering shall mean the initial public price.

     "INCENTIVE STOCK OPTION" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "INDEPENDENT DIRECTOR" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     "OPTION" or "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

     "PERFORMANCE CYCLE" means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a participant's right to and the payment of a Performance Share Award, Restricted Stock Award or Deferred Stock Award.

     "PERFORMANCE SHARE AWARD" means Awards granted pursuant to Section 12.

     "RESTRICTED STOCK AWARD" means Awards granted pursuant to Section 7.

     "RETIREMENT" means the employee's termination of employment with the Company and its Subsidiaries after attainment of age 60 and completion of ten
(10) years of employment with the Company and/or any Subsidiary (and any predecessor thereof).

     "STOCK" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

     "STOCK APPRECIATION RIGHT" means Awards granted pursuant to Section 6.

     "STOCK LOAN RIGHT" means a loan made by the Company to an employee pursuant to Section 9 to be used towards the purchase of shares of Stock.

     "SUBSIDIARY" means Summit Properties Partnership, L.P., Summit Management Company, Summit Building Company and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "UNRESTRICTED STOCK AWARD" means Awards granted pursuant to Section 8.

2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

     1. COMMITTEE. The Plan shall be administered by a committee of not less than two Independent Directors (the "Committee").

     2. POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

      1. to select the officers, other employees and Directors of the Company and its Subsidiaries to whom Awards may from time to time be granted;

      2. to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Stock Loan Rights, Dividend Equivalent Rights, Deferred Stock Awards, Performance Share Awards, or any combination of the foregoing, granted to any one or more participants;

      3. to determine the number of shares of Stock to be covered by any Award;

      4. to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, to modify such terms and conditions to the extent permitted under Section 16, and to approve the form of written instruments evidencing the Awards;

      5. to accelerate the exercisability or vesting of all or any portion of any Award;

      6. subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

      7. to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

      8. to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     3. DELEGATION OF AUTHORITY TO GRANT AWARDS. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     1. STOCK ISSUABLE. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award, including Incentive Stock Options; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 250,000 shares of Stock may be granted to any one individual participant during any one-calendar-year period. In addition, of the additional 2,000,000 shares of Stock reserved for issuance under the Plan, no more than 500,000 of such shares of Stock shall be available for grants in the form of Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards and/or Performance Share Awards. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

     2. CHANGES IN STOCK. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual participant, (iii) the maximum number of shares that can be granted as Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards and/or Performance Share Awards, (iv) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (I.E., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     3. MERGERS AND OTHER TRANSACTIONS. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own 50% of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company's outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the relevant entity after the transaction (in each case, a "Covered Transaction"), all Options and Stock Appreciation Rights and Dividend Equivalent Rights that are not exercisable shall become fully exercisable and restrictions and conditions on all other Awards shall automatically be deemed waived, except as the Committee may otherwise specify with respect to particular Awards. Upon the consummation of the Covered Transaction, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Covered Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each participant holding an outstanding Stock Option or Stock Appreciation Right shall receive payment from the Company in cash in an amount equal to the excess of the Fair Market Value per share over the applicable exercise price multiplied by the number of shares of Stock covered by the Stock Option or Stock Appreciation Right.

     4. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

4. ELIGIBILITY

     Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Independent Directors are also eligible to participate in the Plan but only to the extent provided in Section 5(c) below.

5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after December 14, 2008.

     1. STOCK OPTIONS GRANTED TO EMPLOYEES. The Committee in its discretion may grant Stock Options to eligible employees of the Company or any Subsidiary. Stock Options granted to employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

      1. EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, with respect to Non-Qualified Stock Options which are granted in lieu of cash bonus, the exercise price per share shall not be less than 50% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive

   Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

      2. GRANT OF DISCOUNT OPTIONS IN LIEU OF CASH BONUS. Upon the request of an eligible employee and with the consent of the Committee, such employee may elect each calendar year to receive a Non-Qualified Stock Option in lieu of cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company, but only if such employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid. A Non-Qualified Stock Option shall be granted to each employee who made such an irrevocable election on the date the waived cash bonus would otherwise be paid. The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Stock on the date the Stock Option is granted. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per Stock Option. The Stock Option shall be granted for whole number of shares so determined; the value of any fractional share shall be paid in cash. An employee may revoke his election under this Section 5(a)(ii) on a prospective basis at any time.

      3. OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

      4. EXERCISABILITY; RIGHTS OF A STOCKHOLDER. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      5. METHOD OF EXERCISE. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

          1. In cash, by certified or bank check or other instrument acceptable to the Committee;

          2. Through the delivery (or attestation to the ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

          3. By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

   The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

      6. NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family (i.e., children, grandchildren, or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

      7. TERMINATION BY REASON OF DEATH. If any optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option shall become fully exercisable and may thereafter be exercised by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

      8. TERMINATION BY REASON OF DISABILITY.

          1. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Disability shall become fully exercisable and may thereafter be exercised, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

          2. The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability.

          3. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this Section 5(a)(viii) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

      9. TERMINATION BY REASON OF RETIREMENT.

          1. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

          2. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this Section 5(a)(ix) for the exercise of a Stock Option shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

      10. TERMINATION FOR CAUSE. If any optionee's employment by the Company and its Subsidiaries has been terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

      11. OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three months (or such longer period as the Committee shall specify at any time) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

      12. ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      13. FORM OF SETTLEMENT. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     2. RELOAD OPTIONS. At the discretion of the Committee, Options granted under Section 5(a) may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Committee otherwise determines in the Award agreement for the original Option grant.

   3. STOCK OPTIONS GRANTED TO INDEPENDENT DIRECTORS.

      1. AUTOMATIC GRANT OF OPTIONS. Promptly after the closing of the Company's initial public offering and the appointment of Independent Directors, each Independent Director shall automatically be granted a Non-Qualified Stock Option to purchase 3,000 shares of Stock. Each Independent Director who is serving as Director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1995 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 2,000 shares of Stock.

      2. DISCRETIONARY GRANT OF OPTIONS. The Committee, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

      3. EXERCISE PRICE. The exercise price per share for the Stock covered by a Stock Option granted pursuant to the first sentence of Section 5(c)(i) shall be equal to the greater of the initial public offering price or the Fair Market Value of the Stock on the date the Stock Option is granted. The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(c), other than pursuant to the first sentence of Section 5(c)(i), shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.


   4. EXERCISE; TERMINATION; NON-TRANSFERABILITY.

      1. All Options granted under this Section 5(c) shall be immediately exercisable. No Option issued under this Section 5(c) shall be exercisable after the expiration of ten years from the date upon which such Option is granted.

      2. The rights of an Independent Director in an Option granted under this
   Section 5(c) shall terminate six months after such Director ceases to be a Director of the Company or the specified expiration date, if earlier; provided, however, that if the Independent Director ceases to be a Director for Cause, the rights shall terminate immediately on the date on which he ceases to be a Director.

      3. No Stock Option granted under this Section 5(c) shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Any Option granted to an Independent Director and outstanding on the date of his death may be exercised by the legal representative or legatee of the optionee for a period of six months from the date of death or until the expiration of the stated term of the option, if earlier.

      4. Options granted under this Section 5(c) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(v). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     5. LIMITED TO INDEPENDENT DIRECTORS. The provisions of this Section 5(c) shall apply only to Options granted or to be granted to Independent Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this
Section 5(c) shall govern the rights and obligations of the Company and Independent Directors respecting Options granted or to be granted to Independent Directors.

6. STOCK APPRECIATION RIGHTS

     1. NATURE OF STOCK APPRECIATION RIGHT. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Committee at the time of grant, which price shall not be less than Fair Market Value of the Stock on the date of grant (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     2. GRANT AND EXERCISE OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to any eligible employee of the Company or any Subsidiary by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

     3. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

      1. Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

      2. Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

      3. Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with a Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative. Notwithstanding the foregoing, the Committee may provide in the Stock Appreciation Right agreement that the participant may transfer, without consideration for the transfer, his Stock Appreciation Rights to members of his immediate family (i.e., children, grandchildren, or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners, provided that the transferee agrees in writing the Company to be bound by all of the terms and conditions of this Plan and the applicable Stock Appreciation Right.


7. RESTRICTED STOCK AWARDS

     1. NATURE OF RESTRICTED STOCK AWARD. The Committee may grant Restricted Stock Awards to any employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

     2. ACCEPTANCE OF AWARD. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

     3. RIGHTS AS A STOCKHOLDER. Upon complying with Section 7(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Stock is vested as provided in Section 7(e) below.

     4. RESTRICTIONS. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. In the event of termination of employment by the Company and its Subsidiaries for any reason other than death or Disability, the Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative.

     5. VESTING OF RESTRICTED STOCK. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A participant shall also become vested in his Restricted Stock upon his termination of employment for reason of death or Disability. Except as may otherwise be provided by the Committee either in the written instrument evidencing the Restricted Stock Award or, subject to Section 16 below, in writing after such written instrument is issued, a participant's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the participant's termination of employment with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in Section 7(d) above.

     6. WAIVER, DEFERRAL AND REINVESTMENT OF DIVIDENDS. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

8. UNRESTRICTED STOCK AWARDS

     The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Unrestricted Stock Award to any employee of the Company or any Subsidiary pursuant to which such employee may receive shares of Stock free of any restrictions under the Plan in lieu of any cash compensation to such employee or in respect of past services or other valid consideration.

9. STOCK LOAN RIGHTS

     The Committee may, in its sole discretion, authorize the grant of Stock Loan Rights to selected key employees. Each such Stock Loan Right shall entitle the employee to receive a loan from the Company which shall be used solely for the purchase of shares of Stock. The terms of such loans shall be determined at the sole discretion of the Committee. Such loans shall be secured by the shares of Stock purchased by the employee, and may be made with or without recourse against the employee.

10. DIVIDEND EQUIVALENT RIGHTS

     1. DIVIDEND EQUIVALENT RIGHTS. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     2. INTEREST EQUIVALENTS. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     3. TERMINATION. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

11. DEFERRED STOCK AWARDS

     1. NATURE OF DEFERRED STOCK AWARDS. A Deferred Stock Award is an Award of phantom stock units to a participant, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the participant executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the participant in the form of shares of Stock.

     2. ELECTION TO RECEIVE DEFERRED STOCK AWARDS IN LIEU OF COMPENSATION. The Committee may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such participant in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

     3. RIGHTS AS A STOCKHOLDER. During the deferral period, a participant shall have no rights as a stockholder; provided, however, that the participant may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

     4. RESTRICTIONS. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

     5. TERMINATION. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

12. PERFORMANCE SHARE AWARDS

     1. NATURE OF PERFORMANCE SHARE AWARDS. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured, and all other limitations and conditions.

     2. RIGHTS AS A STOCKHOLDER. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Committee).

     3. TERMINATION. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 16 below, in writing after the Award agreement is issued, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment with the Company and its Subsidiaries for any reason.

     4. ACCELERATION, WAIVER, ETC. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 16, amend any or all of the goals, restrictions or conditions applicable to a Performance Share Award.


13. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Deferred Stock Award or Performance Share Award granted to a Covered Employee is intended to qualify as "Performance-based Compensation" under Section 162(m) of the Code and the regulations promulgated thereunder (a "Performance-based Award"), such Award shall comply with the provisions set forth below:

     1. PERFORMANCE CRITERIA. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

     2. GRANT OF PERFORMANCE-BASED AWARDS. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

     3. PAYMENT OF PERFORMANCE-BASED AWARDS. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

     4. MAXIMUM AWARD PAYABLE. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 250,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

14. TAX WITHHOLDING

     1. PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

     2. PAYMENT IN STOCK. With the approval of the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


15. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     1. a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     2. an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.


16. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent or reduce the exercise price of any outstanding Stock Option or Stock Appreciation Right except as provided in Section 3(b) or 3(c). If and to the extent determined by the Committee to be required by the Code to ensure that Options granted hereunder qualify as Incentive Stock Options under
Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company's stockholders entitled to vote at a meeting of stockholders at which a quorum is present. Nothing in this Section 16 shall limit the Committee's authority to take any action permitted pursuant to
Section 3(c).


17. STATUS OF PLAN

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

18. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 18:

     1. Each outstanding Stock Option, Stock Appreciation Right and Dividend Equivalent Right shall automatically become fully exercisable notwithstanding any provision to the contrary herein.

     2. Restrictions and conditions on all other Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the shares of Stock subject to such Awards, except as the Committee may otherwise specify with respect to particular Awards.

   3. "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

      1. any "PERSON," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

      2. persons who, as of the date of the closing of the Company's initial public offering, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the closing of the Company's initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

      3. the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40% or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
(y) of this sentence shall thereafter become the beneficial owner of any additional Stocks or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "CHANGE OF CONTROL" shall be deemed to have occurred for purposes of the foregoing clause (i).

19. GENERAL PROVISIONS

     1. NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     2. DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     3. OTHER COMPENSATION ARRANGEMENTS; NO EMPLOYMENT RIGHTS. Nothing contained in this amended and restated Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this amended and restated Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     4. TRADING POLICY RESTRICTIONS. Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policy, as in effect from time to time.


20. EFFECTIVE DATE OF PLAN

     This Plan, as amended and restated in its entirety as set forth herein, shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this amended and restated Plan by the Board.


21. GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, Maryland law, applied without regard to conflict of law principles.


DATE ORIGINAL PLAN APPROVED BY
BOARD OF DIRECTORS AND STOCKHOLDERS:
January 13, 1994

DATE RESTATEMENT APPROVED BY BOARD OF DIRECTORS: December 14, 1998

********************************************************************************
                                    APPENDIX


    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT PROPERTIES INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned hereby appoints Michael L. Schwarz and Michael G. Malone, and each of them acting separately, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of Summit Properties Inc. to be held on May 11, 1999 and at any and all adjournments and postponements thereof, to vote all shares of the capital stock of Summit Properties Inc. held of record by the undersigned on March 1, 1999, as if the undersigned were present and voting shares. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1998 Annual Report to Stockholders.

1. To elect two Class II directors to hold office until the 2002 annual meeting of stockholders and until their successors are duly elected and qualified.
     Nominees:
     Nelson Schwab, III
     [ ] FOR [ ] WITHHELD   Steven R. LeBlanc [ ] FOR [ ] WITHHELD
2. Approval of the 1994 Stock Option and Incentive Plan (the "1994 Stock Plan"), as amended and restated
                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. To consider and act upon any matters incidental to the foregoing or any matters which may properly come before the Annual Meeting or any adjournments and postponements thereof.

                                                       (CONTINUED ON OTHER SIDE)

The shares represented by this Proxy, when properly executed, will be voted in the manner directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 ABOVE, FOR APPROVAL OF THE 1994 STOCK PLAN (AS AMENDED AND RESTATED) AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.



                                    DATED ---------------------------- ,1999

                                    -------------------------------------
                                    (Signature)

                                    -------------------------------------
                                    (Signature if held jointly)


                                    (Please date this Proxy and sign
                                    exactly as your name appears hereon.
                                    When signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give your full title. If there
                                    is more than one trustee, all should
                                    sign. All joint owners should sign.)

                                    I PLAN TO ATTEND THE MEETING [ ]